UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BITCOIN INFRASTRUCTURE ACQUISITION CORP LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bitcoin Infrastructure Acquisition Corp Ltd.

1200 N. Federal Hwy, Suite 200

Boca Raton, FL 33432
(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Ordinary Shares, $0.0001 par value	The Nasdaq Stock Market LLC
Redeemable Warrants – each exercisable for one Class A ordinary share at $11.50 per Class A Ordinary Share	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-289903.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (1) units, each consisting of one Class A ordinary share and one-half of one redeemable warrant to purchase one Class A ordinary share, (2) Class A ordinary shares, par value $0.0001 per share, and (3) public redeemable warrants, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share of Bitcoin Infrastructure Acquisition Corp Ltd., a Cayman Islands exempted company (the “Registrant”). The description of the units, Class A ordinary shares and warrants is contained in the section entitled “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (Registration No. 333-289903), initially filed with the Securities and Exchange Commission on August 28, 2025, as amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 1, 2025	Bitcoin Infrastructure Acquisition Corp Ltd.

	By:	/s/ Ryan Gentry
	Name:	Ryan Gentry
	Title:	Chief Executive Officer

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